U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 7, 2006
Diagnostic Products Corporation

(Exact name of Registrant as specified in its charter)

California	1-9957	95-2802182

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5210 Pacific Concourse Drive, Los Angeles, California 90045

(Address of principal executive offices) (Zip Code)
(310) 725-7039

(Registrant’s telephone number, including area code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Diagnostic Products Corporation
Current Report on Form 8-K

ITEM 1.01.	Entry into a Material Definitive Agreement.
On March 7, 2006, the Compensation Committee of Diagnostic Products Corporation approved the Executive Management Incentive Compensation Plan attached hereto as Exhibit 99 and incorporated herein by this reference. The Plan sets forth the criteria for the award of annual cash bonuses to executive officers based on the Company’s diluted earnings per share and individual performance expectations. The target bonus amount (which may be exceeded or reduced) equals 15% of each officer’s base annual salary. In addition, the Plan provides for a bi-annual grant of stock options to each executive officer with a value, based on the option valuation model used in the preparation of the Company’s financial statements, equal to 100% of the officer’s base salary.

ITEM 9.01.	Financial Statements and Exhibits.

	(d)	Exhibits filed herewith:

		99.	Executive Management Incentive Compensation Plan
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 13, 2006	DIAGNOSTIC PRODUCTS CORPORATION
	By:	/s/ James L. Brill
James L. Brill

Exhibit Index
99. Executive Management Incentive Compensation Plan

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